                                                                      Exhibit 10


              Consent of Independent Certified Public Accountants

Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."

/s/KPMG LLP

Hartford, Connecticut
April 16, 2001